QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 17, 2002
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-13468	91-1069248
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
1015 Third Avenue, 12th Floor, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)

(206) 674-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

        The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on or about May 13, 2002.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document including the answers to questions 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 14, 15 and 16 contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, changes in customer demand for Expeditors' services caused by a general economic slow-down, inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, or the unpredictable acts of competitors.

SELECTED INQUIRIES RECEIVED THROUGH APRIL 15, 2002

1.    Excerpt from your 2000 annual report "As a customs broker, the Company makes significant 5-10 business day cash advances for the payment of freight and duties. These advances are made as an accommodation for a select group of credit-worthy customers. Cash Advances are a "pass through' and are not recorded as a component of revenue and expense, but are accounted for as a direct increase in accounts receivable and accounts payable. As a result of these "pass through' billings, the conventional Days Sales Outstanding or DSO calculation does not directly measure collection efficiency." I would like to be able to calculate DSO. Will it be possible to report/discuss the amount of such advances quarterly as well as to provide this info for the past 8 quarters?

The short answer is no.

The longer answer is still no, but it may help you to understand why the answer is no.

You are correct that an accurate DSO calculation requires increasing our reported sales numbers by the amount of the total cash advances. If it were easy for us to do this, we would do the calculation for you and regularly disclose the results.

While we stand by our published estimates of global DSO in the low thirty days, this is an estimate because we do not have an easy way to roll up our total periodic cash advances. When we make a cash advance the only thing we focus on is getting our money back. It really doesn't matter how much of the customer accounts receivable arose from cash advances—what matters is keeping the total customer receivable within our established terms. That is what we want to track and that is what the accounting system we designed and built helps us to do.

Our system does a very good job of tracking and aging any receivable and all balances are subject to mandatory write-offs if collections are not achieved within established time periods. A write-off is a write-off whether it comes from the loss of revenue or a cash advance. From the bonus perspective, they both feel the same.

The author of this question will perhaps notice that in addition to correcting the spelling, we quoted the full rather than paraphrased the excerpt from our annual report. For the benefit of the rest of the readers, we will point out that one sentence we added was the part that reads "[t]hese advances are made as an accommodation for a select group of credit-worthy customers." We think this provides the right emphasis for making cash advances: if you are not certain of getting the money back on time, don't do it.

While we're sure it would be fun to calculate DSO, we cannot easily report the aggregate cash advances on a global basis. We don't use this calculation internally as we focus on keeping each account within established terms and we regularly review individual account performance. Analysis of our published cash flow statements and the free cash flow generated is the best measure of how we manage our cash flow.

2.    Excerpt from your 2000 annual report "Revenues related to shipments are recognized at the time the freight is tendered to a direct carrier at origin". In my opinion you are in the business of ensuring the flow of goods from point A to point B. That job does not end until the goods get to Point B. As such you should recognize revenue at the time the freight is tendered to a recipient at destination. Please, explain your current policy.

You are certainly entitled to your opinion and in most circumstances we would not publish and respond to a question of this sort since the relevance of your opinion is certainly open to debate. However, since your opinion concerns the appropriateness of our long-standing revenue recognition policy, we feel obliged to point out how and why we do not share your opinion.

We'll begin with the obvious. The footnote from which your excerpt (second time we have changed "exert' to "excerpt') is drawn is followed by an additional sentence that reads: "[a]ll other revenues, including breakbulk services, local transportation, customs formalities, distribution services and logistics management are recognized upon performance." By understanding the difference between "revenues related to shipments" and "all other revenues" within the context of our business, we can hopefully clear up the majority of your confusion.

With respect to revenues related to shipments, we first want to point out that as a non-asset based carrier, we do not own anything that flies, floats or rolls. We purchase and resell transportation services from point A to point B and we recognize both the revenue and expense associated with doing this at the time the freight is tendered to a direct carrier at the origin. We do this because it is at this point that we have earned the right to receive the transportation revenue for the entire trip to point B. Putting it another way, under the applicable contracts of carriage, delivery is not a condition for the payment of the freight charges.

When we tender freight to the direct carrier, our risk of loss is assumed by the carrier. Upon tendering the freight, we have completed all of our work needed to move the shipment. Even if the freight is subsequently lost or damaged on the way to point B, the owner must settle the freight charges as a pre-condition to a valid claim. So in our opinion, "revenues related to shipments" are properly recognized when tendered to a direct carrier at origin.

The matching concept of accounting also supports our revenue recognition policy. The expenses associated with a non-asset based movement of cargo do not increase with the distance traveled from point A. All of the costs are incurred in bulk at the time the freight is tendered to a direct carrier under the terms of the bill of lading and there is no additional cost for fuel or repairs.

In addition to the actual movement from A to B, each international shipment we are associated with has multiple components of services. These services are performed at the origin and at the destination. For instance, there may be an origin pickup and delivery to the outbound warehouse. There may also be origin customs formalities that must be performed. The consignee may require that the cargo be inspected by a third party prior to international movement. At destination you have cargo break down and customs clearance at a minimum and somebody has to deliver the cargo to its ultimate domestic destination. All of these are services that have a fee associated with them and when Expeditors provides one or more of these services for a shipment moving from A to B, we recognize the revenue when the service has been performed.

Typically these charges are quoted as separate components, but sometimes a customer will ask for a door-to-door rate, which means that the customer wants a single rate for all services from pickup to delivery. In these instances, the components for origin and destination services allowed to the origin and destination branch are set by negotiation between the branches involved. While these negotiations are not between "independent" third parties, they are definitely "arms length" negotiations. The fact that each branch is a separate profit center means that there is a market rate agreed upon for all these "other revenues". This means that even in a door-to-door shipment, the allocation of revenues among services is handled in an objective way.

3.    I am concerned by your intent to invest substantial cash into office real estate. Please, explain why your company can be a successful real estate investor? A few issues that I would like you to address: you have zero experience in real estate, you are not in real estate business, it will be a distraction from the core activities, implications of committing substantial resources in foreign countries. What is the IRR or ROI for these investments? Please, discuss the returns as they compare to other investment opportunities that are available to you.

We really don't understand why your question takes such a hostile tone. Our recent discussions regarding capital expenditures and the likelihood of real estate investments during the next twelve months are nothing different from the policies that we have always followed.

We are, unavoidably, users of real estate. Whether we buy or lease, which is essentially a financial decision and a variation of the classic lease vs. buy calculation, we are committed to spending significant sums on real estate to house our people and, in some instances, to handle our freight. As of the end of 2001, we were committed to future minimum real estate lease payments of some $68,000,000. To us, our existing lease obligations represent a major commitment to real estate and we believe belies your assertion that we have zero experience with real estate.

Leasing real estate comes with the advantage that any mistake we make in the selection of a business location is hardly permanent. On the other hand, we are presently committed to pay out some $68 million and will have nothing to show for that some twenty years from now. In some markets we have grown to a size that the only option available to us is a "build to suit" arrangement available for purchase or accompanied by a long-term lease. In others, our requirements are so unique that we can get what we require only by funding the improvements ourselves. In each of these cases, we are forced to make a substantial investment in real estate whether we want to or not.

Where we expect a tremendous amount of growth in a market, it makes sense for us to lease our needs for as short a period as possible. We are always looking for quality buildings with market rents for three-year terms. Frankly, when the landlord sees our balance sheet it gets harder to sign such short-term deals, as he or she will know that our signature on the lease can be used to finance another building.

When we know that we can utilize a facility on a long-term basis, particularly in a "gateway" city, it makes no sense to get into a long-term lease. We know enough about real estate to understand that our rent will fully pay for someone else's building over a period of 10 years or so. Why would we rent when we can purchase the facility paying cash and depreciate the depreciable portion of the cost over a period of 30-40 years? In today's environment, our return on invested cash is much below the implicit cast of funds in the best-negotiated commercial lease.

When you stop to think about it, you will realize that our people have to work somewhere. We can't become homeless "bag forwarders" wandering the streets near airports pushing our computers around in shopping carts looking for places to "dial in" to process shipments. Doesn't it also make sense that, since we are a global business, some of our locations will be in far away locations?

Your point that we are "not in the real estate business" is really just a matter of semantics. Next to payroll, occupancy costs are the highest cost we have and our managers spend a great deal of time trying to maximize the return on unavoidable occupancy expense. This is no small task with the growth that we have historically experienced as we can bust out of a location rather quickly.

We should point out that we are not trying to make money directly from our real estate investments. We are using strategic, long-term investments in real estate to lower our operating costs in some key markets. We think that we've demonstrated over time that we're pretty good at doing this.

As for the IRR or ROI that we look for—that's a simple answer—we don't. All of the great capital investment disasters in the history of modern business have been justified, by an MBA or equivalent, armed with a calculation of stuff like an ROI or IRR. All predicated on a set of fuzzy assumptions at the time the calculation must be made. While it looks great in theory, we prefer to focus on the effect on our operating costs in a given market as we don't select our markets—our customers do this for us.

While our analysis may sound like the same thing you want, it really isn't. In our view, IRR and ROI is a set of numbers and mathematical operations built upon a foundation of shifting assumptions while a sustainable reduction in operating expense is a quantifiable number upon which we can use to enhance our logistics operations.

4.    What is the total "addressable" market within your current locations (assuming no new services)? What is the growth of that "addressable" market without new office additions? Any estimate or range of estimates will be helpful.

The answer to your question depends upon market share. With nearly 170 individual markets at the present time, the scope of your request prevents us from addressing your question in a meaningful way. We can say that we believe that we have a ways to go in every market before we are through.

5.    Can you send me the email address for price quotes?

We don't particularly understand this question. Frankly, it is hard to imagine how you are going to see this answer if you had to ask this question. In any event, here goes.

You can call your broker and he/she will likely provide price quotes for EXPD which is our ticker symbol on the NASDAQ market. You can also find trading ranges on any number of financial web sites.

6.    On March 15, 2002 you made a comment on your web site that airfreight import volumes into North America had spiked to the point that there was a 1-2 day backlog in the European and Asian airports. We have spoken with our industry contacts, both shippers and carriers, and no one saw this temporary spike. Is there an issue with your own network, what is the reason for this large disconnect between your own comments and the other major players in the airfreight industry?

Without knowing your industry contacts, it's difficult for us to even guess as to why they didn't see what we experienced. In any event, we have always said that we were a poor proxy for what others may see or do.

At any given point in time, there are only two kinds of logistics companies: those who have freight and those who don't. We had some freight during the last part of March 2002. We cannot comment on why your sources might have said that they didn't have any, but we can confirm in writing that we definitely saw some freight move. In fact, there was enough freight in our system that there were some very short-term backlogs on the routes you noted. If we had an issue in our own network, it revolved around suddenly having more freight than readily available capacity. To us, as long as it is manageable, this is a great issue to have.

In fairness, what you were reading was an alert for the benefit of our customers not the financial community. We are certain that the message you read was very well understood by those it was primarily intended to reach. Had you had freight in one of these markets, this notice would have had more meaning for you and chances are that you would have appreciated our proactively bringing it to your attention.

7.    Could you inform me when Expeditors International is going to announce their next earnings results? Will a conference call be available as well?

May 8, 2002, after the market closes. We don't do conference calls and we never follow children or animal acts.

8.    Do you feel you can get further flexibility of SG&A margins as net revenue margins grow from this point onwards, or do you feel you have exhausted this area's room for improvement?

We think we've gotten a lot of leverage out of SG&A margins and would be content to hang on to what we have gained. While we would not rule out the chance of further improvement, we are not actively looking at anything here in the short-term.

9.    How does the supply and demand environment look right now, for both freighter capacity and belly space in passenger planes?

In general, it looks fairly stable.

10.    During February and March, did scheduled maintenance at the major airlines, thereby taking planes temporarily out of an already tight network, cause a slight imbalance of supply and demand for airfreight capacity concurrently?

We're not sure that the cause of any imbalance was scheduled maintenance. While there was a small semi-peak in mid March 2002, we would say that capacity has been manageable.

11.    We continue to see an upward trend in ocean volumes coming into the U.S., especially from Asia; however, we have yet to see the follow through occur in trucking or railroad volumes. From what you can see, is a strong warehousing buildup occurring near the major ocean ports?

We are not seeing a buildup of inventory in port city warehouses. This is not to say that one might not exist, but rather that our customers don't appear to be building inventory at these locations.

We again want to caution our readers that the large "macro" statistics are not always as representative of what is happening in the market as people sometimes think. While comparing the inbound ocean volumes to the rail and trucking volumes may be a prudent thing to do with these figures, the fact that one doesn't appear to be influencing the other two is hardly something that we can explain. In fact, the purpose of this forum is not to validate anyone's research efforts.

12.    A major shipper recently noted that it cannot find a forwarder that has sufficient track and trace offerings. Specifically, it was stated that no forwarder can tell it, in real time, where the freight is and whether it is on the vessel (be it ocean, ground, or air) or not. Basically, this shipper felt that none of the forwarders offer this level of visibility. This seems contrary to the type of network in place at Expeditors. Do you have any explanation as to why a shipper would feel this way?

Not really.

Holding any global forwarding operation "real time" might be a little misleading. We doubt that in the present security environment, it will ever be possible to track freight with GPS-like precision in international commerce. Our trace and track system, Exp.o, updates continuously and the information, even from the ends of the earth, should never be more than 60 minutes old and that seems to be real enough to meet the needs of the international air and ocean shippers that use our services.

13.    As we go through the beginning of the second quarter of 2002, do you see any major differences between trends in April versus those experienced during March?

We don't have a lot of visibility to April 2002 yet, but from what we can see at this point, April is shaping up to be pretty much "as expected". It is important to bear in mind that March and April are typically different animals.

March is the last month of many corporate quarters, April is the first. Historically there is a big rush to move product out to make quarter sales numbers during the last couple of weeks of March. Volumes tend to fall off after this quarter-end "binge" of shipping and there is typically a light "hangover" for the first couple of weeks of April. In that context, no one really expects March and April to be comparable. What we would look at internally would be an April-to-April comparison and we don't have enough of April 2002 under our belt to make any meaningful comments.

14.    Comments from some of our industry sources in transportation were that incentives were given to Asian manufacturers to produce early. We were wondering whether the incentives and subsequently earlier production had anything to do with the March 15, 2002 comment you made on your web site stating that airfreight import volumes into North America had spiked incredibly to the point that there was a 1-2 day backlog in the European and Asian airports?

We know what we saw and earlier answered a query that seemed to ask if what we were seeing was real. Your question assumes we saw what we saw, but then asks us to explain why it happened. The why questions are always the hardest.

15.    Does Expeditors own minority positions in any privately-held business entities whose financial results are not required to be consolidated into Expeditors financial statements under US GAAP? (E.g., special purposes entities.)

We have already addressed a similar question in a previous 8-K. Generally, we subscribe to the attitude of the philosopher Moses Maimonides who once said "A truth does not become greater by its repetition."

However, given the furor aroused by the recent abuse of the special purpose entity rules, we can understand why you ask and believe that it is important to answer. While we have several minority investments in privately held-business entities, none could be classified as special purpose entities and none would require consolidation under any flavor of GAAP that we are aware of. We would also add that none are material to our net worth or our operating profits.

It is unfortunate that everyone now seems to be tarred with the same brush as those who abused the rules. Despite the thousands of companies that try to comply with financial reporting rules and ethically report earnings and profits in conformance with established guidelines, it only takes a few (or even one) to abuse the rules to cast a cloud over everyone.

From our perspective, the flames of hell cannot be hot enough for those who abuse the public trust with strained and results oriented interpretations of accounting rules. We should also say that it was not the freight forwarding profession that created the climate that rewarded these abuses. We have felt for several years the need to apologize for being a real company with real profits. Where are the dot com transportation wonders that we used to be asked about? The answer is that the illusion of prosperity fostered by the new economy myth has evaporated. It remains for us, the profitable, to have our integrity questioned. Such is life. In this day and age, an understanding of a company's sources of cash flow is critical to assessing the integrity of its operations. All our cash flow comes from freight, not financial chicanery or strained views of GAAP.

16.    As shown in the table below, Expeditors has reported a trend of three consecutive quarters of decelerating year-over-year gross yield growth in airfreight (from the second quarter of 2001 to the fourth quarter of 2001). Has this trend continued into the first quarter of 2002, and if so, to what degree?

Gross yield	2Q:01	3Q:01	4Q:01
Air	787bp	588bp	296bp
Ocean	337bp	372bp	338bp

Without wanting to appear overly harsh, this strikes us as a totally meaningless observation. We advise most people to stop reading right here. But we will give the question the answer it deserves.

What you're saying is that for the last three quarters our gross airfreight yield has expanded every quarter, but that to your apparent dismay the rate of expansion is becoming less and less each quarter. Taken to the extreme, you might conclude that at some point our airfreight yields will cease to get bigger and might even begin to fall back.

We agree and feel compelled to add "So what?" Show us a business where anything good can increase at an ever-increasing rate and we will show you a business being run to serve financial analysts. With ever increasing rates of increase, at some point yields must approach and then exceed 100%. Then what?

Internally, we expect yields to actually contract or at best stay the same whenever global volumes begin to increase. Our recent run of increasing margins (whether or not your chart shows an increasing or decreasing rate of change to our increase) is a function of the shifting dynamics of the market, coupled with our position in that market. We have been saying for some time now that margins have been expanding while volumes have been slowing and we have never thought that current conditions would, could or should last forever.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
April 17, 2002	/s/ PETER J. ROSE Peter J. Rose, Chairman and Chief Executive Officer
April 17, 2002	/s/ R. JORDAN GATES R. Jordan Gates, Executive Vice President—Chief Financial Officer and Treasurer

QuickLinks

SIGNATURES